Exhibit 99.1
Sonic Automotive, Inc. Reports 21% Vehicle Revenue Growth;
Adjusted Continuing Ops Profit Up 41% Over Prior Year Quarter
CHARLOTTE, N.C. – July 29, 2010 – Sonic Automotive, Inc. (NYSE: SAH), the nation’s third-largest automotive retailer, today reported that 2010 second quarter adjusted earnings from continuing operations were $15.6 million, up 41% from adjusted earnings from continuing operations in the same prior year period. On a per share basis, the Company earned an adjusted $0.27 per diluted share from continuing operations, compared to an adjusted $0.23 per diluted share from continuing operations in the same prior year quarter. The adjustments, which are related primarily to debt refinancing activities and mark-to-market adjustments on interest rate swaps, are detailed further in the attached tables. During the second quarter, the Company completed the retirement of $200 million of our 8.625% senior subordinated notes using proceeds from a debt offering that was completed in March 2010.
Business Overview – Revenue Growth In Every Business Line Over Q2 of Last Year
Commenting on the quarter, B. Scott Smith, the Company’s President, said, “We are pleased with the growth in both revenues and profits over the second quarter of last year. Our new vehicle business is up both sequentially and over the same period last year as we continue to see economic stabilization in certain segments of our geographic footprint. The growth in our used vehicle business continues to drive incremental revenue in our fixed operations and F&I departments. Our strategy for some time has been focused on standardizing our operating procedures through the rollout of our operational playbooks. Results this quarter demonstrate one of the primary benefits of our operational playbooks – they create growth opportunities not just in their specific area of the business but across all of our business lines.”
New and Used Vehicles – Revenue Increases 19% and 23%, Respectively
New vehicle retail revenue increased 19% and used vehicle retail revenue increased 23% for the second quarter of 2010 compared to the same quarter last year. Jeff Dyke, the Company’s EVP of Operations, stated, “We are pleased with our new vehicle growth, particularly given that our volume declines in 2009 were not as severe as what the overall industry experienced due to our favorable brand and geographic mix. Our dealerships continue to take market share and outperform the competition in their local markets. We are excited to announce that our New Car Playbook will be introduced to our stores later this year. We expect it to provide us many of the same successes that we have already received from our proven Used Vehicle Playbook. We also continue to be very pleased with our used vehicle volume growth especially when we consider the 20% growth comes on top of 12% growth in 2009. We continue to show that the used car business has tremendous upside potential as the second quarter was our largest used vehicle volume and gross profit quarter in our Company’s history.”
Service, Parts & Body Shop – Revenue and Gross Profit Both Increase
Sonic’s Service, Parts & Body Shop revenue for the second quarter was up approximately 5% compared to the prior year quarter, while gross profit dollars were up over 3%. Mr. Dyke stated, “Our operational strategies in parts and service are specifically designed to increase the non-warranty pieces of our business to respond to improved vehicle quality, fewer units in operation and changing warranty programs. We have seen consistent growth in both our customer pay business and in the revenues we earn for reconditioning work done on pre-owned vehicles.”
Presentation materials for the Company’s July 29, 2010 earnings conference call at 11:00 A.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “For Investors” tab and choosing “Webcasts & Presentations” on the right side of the monitor.
To access the live broadcast of the call over the Internet go to: www.ccbn.com or www.sonicautomotive.com

A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.
A conference call replay will be available one hour following the call for seven days and can be accessed by calling: 800-642-1687, International callers dial (706) 645-9291 Conference ID: 86991682
About Sonic Automotive
Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is the nation’s third-largest automotive retailer, operating 140 franchises. Sonic can be reached on the web at www.sonicautomotive.com.
Included herein are forward-looking statements, including statements with respect to economic stabilization and business improvement, future success and impacts from the implementation of our various operational playbooks, future cash flow generation, growth opportunities and future debt retirement. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or further decline and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2009 and the quarterly report on Form 10-Q for the quarter ending March 31, 2010. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.
Results of Operations (Unaudited)
(in thousands, except per share, unit data and percentage amounts)

	Three Months Ended			Three Months Ended
	As Reported		As Adjusted	As Reported		As Adjusted
	6/30/2010	Adjustments	6/30/2010	6/30/2009	Adjustments	6/30/2009
Revenues
New retail vehicles	$848,610	$—	$848,610	$711,083	$—	$711,083
Fleet vehicles	53,843	—	53,843	61,213	—	61,213
Total new vehicles	902,453	—	902,453	772,296	—	772,296
Used vehicles	470,365	—	470,365	382,091	—	382,091
Wholesale vehicles	30,111	—	30,111	33,903	—	33,903

Total vehicles	1,402,929	—	1,402,929	1,188,290	—	1,188,290
Parts, service and collision repair	287,095	—	287,095	274,032	—	274,032
Finance, insurance and other	45,985	—	45,985	38,847	—	38,847

Total revenues	1,736,009	—	1,736,009	1,501,169	—	1,501,169
Total gross profit	285,019	—	285,019	259,699	—	259,699
SG&A expenses	(228,372)	647	(227,725)	(205,767)	—	(205,767)
Impairment charges	(1)		(1)	(5,030)	5,030	—
Depreciation	(8,675)	—	(8,675)	(8,183)	—	(8,183)

Operating income	47,971	647	48,618	40,719	5,030	45,749
Interest expense, floor plan	(5,507)	—	(5,507)	(5,492)	—	(5,492)
Interest expense, other, net	(15,683)	519	(15,164)	(23,216)	6,712	(16,504)
Interest expense, non-cash, convertible debt	(1,730)	—	(1,730)	(3,643)	—	(3,643)
Interest expense, non-cash, cash flow swaps	(2,235)	2,235	—	(1,908)	1,908	—
Other (expense) / income, net	(7,235)	7,259	24	20	—	20

Income / (loss) from continuing operations before taxes	15,581	10,660	26,241	6,480	13,650	20,130
Income tax (expense) / benefit	(6,300)	(4,310)	(10,610)	(2,916)	(6,143)	(9,059)

Income / (loss) from continuing operations	9,281	6,350	15,631	3,564	7,507	11,071
Income / (Loss) from discontinued operations	(845)	—	(845)	(3,538)	1,313	(2,225)

Net income	$8,436	$6,350	$14,786	$26	$8,820	$8,846

Diluted:
Weighted average common shares outstanding	65,807	—	65,807	41,604	—	53,810

Earnings / (loss) per share from continuing operations	$0.17	$0.10	$0.27	$0.08	$0.15	$0.23
Earnings / (loss) per share from discontinued operations	(0.01)	(0.01)	(0.02)	(0.08)	0.04	(0.04)
Cumulative effect of change in accounting principle

Earnings / (loss) per share	$0.16	$0.09	$0.25	$0.00	$0.19	$0.19

Gross Margin Data (Continuing Operations):

Retail new vehicles	7.1%		7.1%	7.0%		7.0%
Fleet vehicles	1.9%		1.9%	3.6%		3.6%
Total new vehicles	6.8%		6.8%	6.8%		6.8%
Used vehicles retail	7.7%		7.7%	8.1%		8.1%
Total vehicles retail	7.1%		7.1%	7.5%		7.5%
Wholesale vehicles	(6.1%)		(6.1%)	(3.7%)		(3.7%)
Parts, service and collision repair	49.9%		49.9%	50.6%		50.6%
Finance, insurance and other	100.0%		100.0%	100.0%		100.0%
Overall gross margin	16.4%		16.4%	17.3%		17.3%

SG&A Expenses (Continuing Operations):

Personnel	$135,845	$—	$135,845	$117,740	$—	$117,740
Advertising	12,964	—	12,964	11,220	—	11,220
Facility rent	32,717	—	32,717	32,132	—	32,132
Other	46,846	(647)	46,199	44,675	—	44,675

Total	$228,372	$(647)	$227,725	$205,767	$—	$205,767

SG&A Expenses as % of Gross Profit	80.1%		79.9%	79.2%		79.2%

Operating Margin %	2.8%		2.8%	2.7%		3.0%

Unit Data (Continuing Operations):

New retail units	24,854			21,574
Fleet units	2,272			2,572
New units	27,126			24,146
Used units	24,624			20,568
Total units retailed	51,750			44,714
Wholesale units	5,266			5,313

Other Data:

Same store revenue percentage changes:
New retail	19.3%			(31.8%)
Fleet	(12.0%)			(47.7%)
Total New Vehicles	16.9%			(33.4%)
Used	23.1%			3.5%
Parts, service and collision repair	4.8%			(3.8%)
Finance, insurance and other	18.4%			(25.7%)

Total	15.6%			(22.9%)

	2010	2009
Description of Adjustments:
Continuing Operations:
Hail damage	$647	$—
Debt restructuring	7,259	6,712
Cash flow swaps	2,235	1,908
Impairment charges	—	5,030
Double-carry interest	519	—

Total pretax	$10,660	$13,650
Tax effect	(4,310)	(6,143)

Total	$6,350	$7,507

Discontinued Operations:
Impairment charges	$—	$1,880
Tax effect	—	(567)

Total	$—	$1,313

Sonic Automotive, Inc.
Results of Operations (Unaudited)
(in thousands, except per share, unit data and percentage amounts)

	Six Months Ended			Six Months Ended
	As Reported		As Adjusted	As Reported		As Adjusted
	6/30/2010	Adjustments	6/30/2010	6/30/2009	Adjustments	6/30/2009
Revenues
New retail vehicles	$1,589,555	$—	$1,589,555	$1,362,443	$—	$1,362,443
Fleet vehicles	97,495	—	97,495	115,376	—	115,376
Total new vehicles	1,687,050	—	1,687,050	1,477,819	—	1,477,819
Used vehicles	892,656	—	892,656	710,381	—	710,381
Wholesale vehicles	61,389	—	61,389	71,359	—	71,359

Total vehicles	2,641,095	—	2,641,095	2,259,559	—	2,259,559
Parts, service and collision repair	565,682	—	565,682	544,701	—	544,701
Finance, insurance and other	86,959	—	86,959	74,000	—	74,000

Total revenues	3,293,736	—	3,293,736	2,878,260	—	2,878,260
Total gross profit	553,343	—	553,343	506,672	—	506,672
SG&A expenses	(451,865)	647	(451,218)	(411,231)	—	(411,231)
Impairment charges	(45)		(45)	(5,087)	5,087	—
Depreciation	(17,000)	—	(17,000)	(15,776)	—	(15,776)

Operating income	84,433	647	85,080	74,578	5,087	79,665
Interest expense, floor plan	(10,413)	—	(10,413)	(10,660)	—	(10,660)
Interest expense, other, net	(32,873)	1,464	(31,409)	(39,950)	8,760	(31,190)
Interest expense, non-cash, convertible debt	(3,406)	—	(3,406)	(6,262)	—	(6,262)
Interest expense, non-cash, cash flow swaps	(3,918)	3,918	—	(3,179)	3,179	—
Other (expense) / income, net	(7,171)	7,259	88	70	—	70

Income / (loss) from continuing operations before taxes	26,652	13,288	39,940	14,597	17,026	31,623
Income tax (expense) / benefit	(11,061)	(5,514)	(16,575)	(6,569)	(7,662)	(14,231)

Income / (loss) from continuing operations	15,591	7,774	23,365	8,028	9,364	17,392
Income / (Loss) from discontinued operations	(3,001)	—	(3,001)	(6,324)	2,392	(3,932)

Net income	$12,590	$7,774	$20,364	$1,704	$11,756	$13,460

Diluted:
Weighted average common shares outstanding	52,749	—	65,639	40,974	—	47,111

Earnings / (loss) per share from continuing operations	$0.29	$0.13	$0.42	$0.19	$0.20	$0.39
Earnings / (loss) per share from discontinued operations	(0.05)	—	(0.05)	(0.15)	0.07	(0.08)
Cumulative effect of change in accounting principle

Earnings / (loss) per share	$0.24	$0.13	$0.37	$0.04	$0.27	$0.31

Gross Margin Data (Continuing Operations):

Retail new vehicles	7.1%		7.1%	6.9%		6.9%
Fleet vehicles	2.7%		2.7%	3.9%		3.9%
Total new vehicles	6.9%		6.9%	6.7%		6.7%
Used vehicles retail	7.8%		7.8%	8.7%		8.7%
Total vehicles retail	7.2%		7.2%	7.4%		7.4%
Wholesale vehicles	(4.1%)		(4.1%)	(1.8%)		(1.8%)
Parts, service and collision repair	50.1%		50.1%	50.1%		50.1%
Finance, insurance and other	100.0%		100.0%	100.0%		100.0%
Overall gross margin	16.8%		16.8%	17.6%		17.6%

SG&A Expenses (Continuing Operations):

Personnel	$266,821	$—	$266,821	$232,858	$—	$232,858
Advertising	24,294	—	24,294	22,115	—	22,115
Facility rent	66,328	—	66,328	65,111	—	65,111
Other	94,422	(647)	93,775	91,147	—	91,147

Total	$451,865	$(647)	$451,218	$411,231	$—	$411,231

SG&A Expenses as % of Gross Profit	81.7%		81.5%	81.2%		81.2%

Operating Margin %	2.6%		2.6%	2.6%		2.8%

Unit Data (Continuing Operations):

New retail units	46,440			41,168
Fleet units	4,022			4,827
New units	50,462			45,995
Used units	46,326			37,924
Total units retailed	96,788			83,919
Wholesale units	10,459			11,826

Other Data:

Same store revenue percentage changes:
New retail	16.7%			(32.5%)
Fleet	(15.5%)			(47.9%)
Total New Vehicles	14.2%			(34.0%)
Used	25.7%			(2.2%)
Parts, service and collision repair	3.9%			(4.2%)
Finance, insurance and other	17.5%			(27.6%)

Total	14.4%			(24.3%)

	2010	2009
Description of Adjustments:
Continuing Operations:
Hail damage	$647	$—
Debt restructuring	7,259	8,760
Cash flow swaps	3,918	3,179
Impairment charges	—	5,087
Double-carry interest	1,464	—

Total pretax	$13,288	$17,026
Tax effect	(5,514)	(7,662)

Total	$7,774	$9,364

Discontinued Operations:
Impairment charges	$—	$3,408
Tax effect	—	(1,016)

Total	$—	$2,392